Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements of eVision USA.Com, Inc. on Form S-8 of our report dated March 26, 2001, appearing in this Annual Report on Form 10-K of eVision USA.Com, Inc. for the year ended September 30, 2000.

/s/ DELOITTE & TOUCHE LLP
Denver, Colorado

March 26, 2001